Exhibit 10.03

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT").

  US $23,100

PAXTON ENERGY, INC.
6% CONVERTIBLE REDEEMABLE NOTE
DUE October 12, 2012

WHEREAS, Paxton Energy, Inc. had previously issued a promissory note in the amount of $23,100 on October 12, 2010 to Strategic IR, Inc. to codify past due payments dating through October 1, 2008; and

WHEREAS, Paxton Energy, Inc. and Strategic IR, Inc. desire to amend and restate the assigned note to reads as follows:

FOR VALUE RECEIVED, Paxton Energy, Inc. (the “Company”) promises to pay to the order of Strategic IR, Inc. and its authorized successors and permitted assigns ("Holder"), the aggregate principal face amount of Twenty Three Thousand One Hundred Dollars exactly (U.S. $23,100.00) on October 12, 2012 ("Maturity Date") and to pay interest on the principal amount outstanding hereunder at the rate of 6% per annum commencing on October 31, 2010.  Interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note.    The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company.  The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer.  Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

This Note is subject to the following additional provisions:

1.           This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2.           The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3.           This Note may be transferred in whole or in part to any third party.  Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.  Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

4.           (a)           The Holder of this Note is entitled, at its option, at any time, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") without restrictive legend of any nature, at a conversion price ("Conversion Price") for each share of Common Stock equal to $0.05 per share.  Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion.  Once the Holder has received such shares of Common Stock, the Holder shall surrender this Note to the Company, executed by the Holder evidencing such Holder's intention to convert this Note or a specified portion hereof, and accompanied by proper assignment hereof in blank.  Accrued but unpaid interest shall be subject to conversion.  No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

(b)         Interest on any unpaid principal balance of this Note shall be paid at the rate of 6% per annum.  Interest shall be paid by the Company in Common Stock ("Interest Shares").  The Holder may, at any time, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 4(a) above.  The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

(c)         Intentionally Left Blank.

(d)         Intentionally Left Blank.

(e)         Intentionally Left Blank.

5.           No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6.           The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7.           The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8.           If one or more of the following described "Events of Default" shall occur:

(a)         The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

(b)         Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note shall be false or misleading in any respect; or

(c)         The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note; or

(d)         The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for  bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e)         A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(f)          Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g)         One or more money judgments, writs or warrants of attachment, or similar process, in excess of ten thousand dollars ($10,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h)         Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

(i)           The Company shall have its Common Stock delisted from an Exchange or, if the Common Stock trades on an Exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days;

(j)           If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board; or

(j)           The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within 5 business days of its receipt of a Notice of Conversion.

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.  Upon an Event of Default, interest shall be accrue at a default interest rate of 12% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including without limitation engaging an attorney, then the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. The principal executive officers of the Company shall be personally responsible for all such fees and expenses.

9.           In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10.         Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11.         The Company represents that it is not a “shell” issuer and has never been a “shell” issuer or that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported form 10 type information indicating it is no longer a “shell issuer.  Further. The Company will instruct its counsel to either (i) write a 144- 3(a)(9) opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder’s counsel such that the shares issued upon conversion of this Note will be issued without restriction and become freely tradable.

12.         This Note shall be governed by and construed in accordance with the laws of Nevada applicable to contracts made and wholly to be performed within the State of Nevada and shall be binding upon the successors and assigns of each party hereto.  The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Nevada.  This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: October 12, 2010

PAXTON ENERGY, INC.

By: /s/ Charles Volk
Title: Chief Executive Officer

 EXHIBIT A

NOTICE OF CONVERSION

 (To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $___________ of the above Note into Shares of Common Stock of Paxton Energy, Inc. (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:   ____________________________________________
Applicable Conversion Price: ______________________________________
Signature:  ____________________________________________________
                 [Print Name of Holder and Title of Signer]
Address:  _____________________________________________________
                  _____________________________________________________

SSN or EIN: _______________________
Shares are to be registered in the following name:  ________________________________________

Name:  _______________________________________________________
Address: _____________________________________________________
Tel:  ______________________________
Fax:  ______________________________
SSN or EIN:  ________________________

Shares are to be sent or delivered to the following account:

Account Name:  ________________________________________________
Address:  _____________________________________________________